Exhibit 19


  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report


  Collection Period                                                                                                      June, 2005
  Distribution Date                                                                                                       7/15/2005
  Transaction Month                                                                                                               3

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $3,199,999,975.21              169,768
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $486,000,000.00         3.150%                 December 15, 2005
   Class A-2 Notes                                                  990,000,000.00         3.780%                September 15, 2007
   Class A-3 Notes                                                  881,000,000.00         4.170%                  January 15, 2009
   Class A-4 Notes                                                  470,165,000.00         4.380%                  January 15, 2010
   Class B Notes                                                     89,279,000.00         4.640%                    April 15, 2010
   Class C Notes                                                     59,519,000.00         4.830%                   August 15, 2010
   Class D Certificates                                              59,519,000.00         6.780%                September 15, 2011
                                                                     -------------
      Total                                                      $3,035,482,000.00



  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $11,641,122.62                    $0.00          $11,641,122.62
  Repurchased Loan Proceeds Related to Interest                           3,995.91                     0.00                3,995.91
                                                                          --------                     ----                --------
      Total                                                         $11,645,118.53                    $0.00          $11,645,118.53
  Servicer Advances:
  Principal Advances                                                         $0.00                    $0.00                   $0.00
  Interest Advances                                                   1,991,823.54                     0.00            1,991,823.54
                                                                      ------------                     ----            ------------
      Total                                                          $1,991,823.54                    $0.00           $1,991,823.54
  Principal:
  Principal Collections                                             $60,607,263.50                    $0.00          $60,607,263.50
  Prepayments in Full                                                47,528,471.94                     0.00           47,528,471.94
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                        236,759.12                     0.00              236,759.12
  Payahead Draws                                                              0.00                     0.00                    0.00
                                                                              ----                     ----                    ----
      Total                                                        $108,372,494.56                    $0.00         $108,372,494.56
  Liquidation Proceeds                                                                                                  $531,212.07
  Recoveries from Prior Month Charge-Offs                                                                                  1,957.80
                                                                                                                           --------
      Total Principal Collections                                                                                   $108,905,664.43
  Principal Losses for Collection Period                                                                                $876,831.27
  Total Regular Principal Reduction                                                                                 $109,249,325.83
  Total Collections                                                                                                 $122,542,606.50



  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $122,542,606.50
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
                                                                                                                               ----

      Total                                                                                                         $122,542,606.50






                                                          Page 1



  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                      June, 2005
  Distribution Date                                                                                                       7/15/2005
  Transaction Month                                                                                                               3

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $2,463,239.83        $2,463,239.83                $0.00
   Amount per $1,000 of Original Balance               0.81                 0.81                 0.00






                                                                                                                      Change in
  Noteholders Interest:            Amount Due          Amount Paid           Shortfall  Carryover Shortfall Carryover Shortfall
   Class A1 Notes                   $626,071.08         $626,071.08                  $0.00                $0.00               $0.00
   Class A2 Notes                  3,118,500.00        3,118,500.00                   0.00                 0.00                0.00
   Class A3 Notes                  3,061,475.00        3,061,475.00                   0.00                 0.00                0.00
   Class A4 Notes                  1,716,102.25        1,716,102.25                   0.00                 0.00                0.00
   Class B Notes                     345,212.13          345,212.13                   0.00                 0.00                0.00
   Class C Notes                     239,563.98          239,563.98                   0.00                 0.00                0.00
                                     ----------          ----------                   ----                 ----                ----
      Total                       $9,106,924.44       $9,106,924.44                  $0.00                $0.00               $0.00

  Certificateholders Interest:

   Class D Certificates                $336,282.35         $336,282.35               $0.00                $0.00               $0.00
                                       -----------         -----------               -----                -----               -----

  Total Note and Cert. Interest:     $9,443,206.79       $9,443,206.79               $0.00                $0.00               $0.00

  Total Available for Principal Distribution $110,636,159.88 Principal Distribution Amounts
   First Priority Distribution Amount                  $0.00
   Second Priority Distribution Amount         22,164,920.66
   Third Priority Distribution Amount          59,519,000.00
   Regular Principal Distribution Amount      156,819,349.43
                                              --------------
      Principal Distribution Amount          $238,503,270.09

  Noteholder Principal Distributions:
   Class A1 Notes                                       $110,636,159.88
   Class A2 Notes                                                  0.00
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $110,636,159.88

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:            $110,636,159.88

  Collections Released to Seller                                  $0.00
  Reserve Release                                                 $0.00
  Total Available for Distribution          $122,542,606.50
  Total Distribution (incl. Servicing Fee)  $122,542,606.50

  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                      June, 2005
  Distribution Date                                                                                                       7/15/2005
  Transaction Month                                                                                                               3


  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                            Principal                Interest                   Total
                                                         Distribution            Distribution             Distribution
  Class A1 Notes                                              $227.65                   $1.29                  $228.93
  Class A2 Notes                                                 0.00                    3.15                     3.15
  Class A3 Notes                                                 0.00                    3.48                     3.48
  Class A4 Notes                                                 0.00                    3.65                     3.65
  Class B Notes                                                  0.00                    3.87                     3.87
  Class C Notes                                                  0.00                    4.03                     4.03
                                                                 ----                    ----                     ----
      Total Notes                                              $37.18                   $3.06                   $40.24

  Class D Certificates                                          $0.00                   $5.65                    $5.65
                                                                -----                   -----                    -----

  Total Notes and Certificates:                                $36.45                   $3.11                   $39.56


  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                  Beginning of Period                                 End of Period
                                                     Balance       Pool Factor                      Balance        Pool Factor

  Aggregate Balance of Notes                $2,728,466,270.09       0.9168347              $2,617,830,110.21        0.8796582

  Class A1 Notes                               238,503,270.09       0.4907475                 127,867,110.21        0.2631010
  Class A2 Notes                               990,000,000.00       1.0000000                 990,000,000.00        1.0000000
  Class A3 Notes                               881,000,000.00       1.0000000                 881,000,000.00        1.0000000
  Class A4 Notes                               470,165,000.00       1.0000000                 470,165,000.00        1.0000000
  Class B Notes                                 89,279,000.00       1.0000000                  89,279,000.00        1.0000000
  Class C Notes                                 59,519,000.00       1.0000000                  59,519,000.00        1.0000000
  Class D Certificates                          59,519,000.00       1.0000000                  59,519,000.00        1.0000000
                                                -------------       ---------                  -------------        ---------

      Total                                 $2,787,985,270.09       0.9184654              $2,677,349,110.21        0.8820178


  Portfolio Information
  Weighted Average Coupon (WAC)                          5.51%                                           5.50%
  Weighted Average Remaining Maturity (WAM)              49.96                                           49.08
  Remaining Number of Receivables                      161,869                                         158,481
  Portfolio Receivable Balance               $2,955,887,793.95                               $2,846,638,468.12



  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                     $12,466,384.80
  Specified Credit Enhancement Amount                                                                        $28,466,384.68
  Yield Supplement Overcollateralization Amount                                                             $199,856,118.69
  Target Level of Overcollateralization                                                                     $212,322,503.49

  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                      June, 2005
  Distribution Date                                                                                                       7/15/2005
  Transaction Month                                                                                                               3

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $15,999,999.88
  Specified Reserve Account Balance                                                                           15,999,999.88
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             15,999,999.88
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $15,999,999.88
  Change in Reserve Account Balance                                                                                   $0.00

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                  $531,212.07
  Recoveries from Prior Month Charge-Offs                                                                                 $1,957.80
  Total Principal Losses for Collection Period                                                                          $876,831.27
  Charge-off Rate for Collection Period (annualized)                                                                          0.14%
  Cumulative Net Losses for all Periods                                                                                 $581,794.46


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                           720                $12,923,229.23
  61-90 Days Delinquent                                                                            66                 $1,279,160.58
  91-120 Days Delinquent                                                                            8                   $149,716.72
  Over 120 Days Delinquent                                                                          0                         $0.00

  Repossesion Inventory                                                                            80                 $1,441,229.72


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.0230%
  Preceding Collection Period                                                                                               0.0708%
  Current Collection Period                                                                                                 0.1421%
  Three Month Average                                                                                                       0.0787%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:

  Preceding Collection Period                                                                                               0.0297%
  Current Collection Period                                                                                                 0.0467%
  Three Month Average                                                                                                       0.0259%

  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                      June, 2005
  Distribution Date                                                                                                       7/15/2005
  Transaction Month                                                                                                               3

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $3,130,358.78                         $0.00
  New Advances                                                                           1,957,462.53                          0.00
  Servicer Advance Recoveries                                                            1,496,477.08                          0.00
                                                                                         ------------                          ----
  Ending Servicer Advances                                                              $3,591,344.23                         $0.00

  Current Month Interest Advances for Prepaid Loans                                        $34,361.01                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                          $0.00
  Additional Payaheads                                                                                                         0.00
  Payahead Draws                                                                                                               0.00
                                                                                                                               ----
  Ending Payahead Account Balance                                                                                             $0.00
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